Exhibit 11



                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Elfun Diversified Fund:

We consent to the use of our report dated February 13, 1998 incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                     KPMG Peat Marwick LLP

New York, New York
April 24, 1998